All Documents | Download | Print

iShares S&P GSCI Commodity-Indexed Trust

GSG

$32.68 -0.12 -0.36%
NAV as of 07-Apr-2014
52wk Range: 30.22 - 34.05

YTD : 1.58%
Total Return as of 07-Apr-2014

Fact Sheet | Prospectus | Periodic SEC Reports

WHY GSG?

1. Exposure to a broad range of commodities

2. Convenient access to energy, industrial and precious metals, agricultural, and livestock markets

3. Use to diversify your portfolio and to express a view on commodities

INVESTMENT OBJECTIVE

The iShares S&P GSCI Commodity-Indexed Trust (the 'Trust') seeks to track the results of a fully collateralized investement in futures contracts on an index composed of a diversified group of commodities futures.

The iShares S&P GSCI Commodity-Indexed Trust is not a standard ETF. The Trust is not an investment company registered under the Investment Company Act of 1940. Shares of the Trust are not subject to the same regulatory requirements as mutual funds. **Investments in shares of the Trust are speculative and involve a high degree of risk. Before making an investment decision, you should carefully consider the risk factors and other information included in the prospectus.**

PERFORMANCE

Chart | Returns | Premium/Discount

Growth of Hypothetical $10,000 | Historical NAVs & Prices

YTD 6M 1Y 3Y 5Y 10Y All From Jul 10, 2006 To Apr 7, 2014


15,000
12,500
10,000
7,500
5,000
2,500
Jan 2007
Jan 2008
Jan 2009
Jan 2010
Jan 2011
Jan 2012
Jan 2013
Jan 2014
iShares S&P GSCI Commodity-Indexed Trust
S&P GSCI ® Total Return

The Hypothetical Growth of $10,000 chart reflects a hypothetical $10,000 investment and assumes reinvestment of dividends and capital gains. Fund expenses, including management fees and other expenses were deducted.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investor's shares, when sold or redeemed, may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. Standardized performance and performance data current to the most recent month end may be obtained by clicking the "Returns" tab above.

KEY FACTS

Net Assets	$1,073,558,529
Inception Date	Jul 10, 2006
Exchange	NYSE Arca
Asset Class	Commodities
Benchmark Index	S&P GSCI ® Total Return
Shares Outstanding	32,850,000
Number of Holdings as of 07-Apr-2014	12
CUSIP	46428R107
Price as of 07-Apr-2014	32.67
20 Day Avg. Volume	43,299
Premium/Discount as of 07-Apr-2014	-0.06%
Options Available	Yes
Management Fee	0.75%

PORTFOLIO CHARACTERISTICS

Beta as of 31-Mar-2014	0.05

HOLDINGS

Top 10 Holdings | All Holdings

as of 07-Apr-2014 Custom Columns

Ticker	Weight (%)	Market Value	Sector	Country
TBILL TREASURY BILL	31.57	$338,968,096	-	United States
TBILL TREASURY BILL	15.55	$166,986,074	-	United States
TBILL TREASURY BILL	11.18	$119,992,945	-	United States
TBILL TREASURY BILL	11.08	$118,990,981	-	United States
TBILL TREASURY BILL	6.99	$74,996,388	-	United States
TBILL TREASURY BILL	4.66	$49,997,250	-	United States
TBILL TREASURY BILL	4.66	$49,995,260	-	United States
TBILL TREASURY BILL	4.66	$49,991,052	-	United States
TBILL TREASURY BILL	4.00	$42,993,239	-	United States
TBILL TREASURY BILL	1.72	$18,499,593	-	United States

1 to 10 of 10 | Show Fewer

Download Holdings

Holdings are subject to change.

MORE PRODUCTS

Related | Recently Viewed

- IDV iShares International Select Dividend ETF
- HDV iShares High Dividend ETF
- ACWI iShares MSCI ACWI ETF
- BKF iShares MSCI BRIC ETF
- FM iShares MSCI Frontier 100 ETF

The iShares® S&P GSCI® Commodity-Indexed Trust (the "Trust") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents the Trust has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iShares.com or EDGAR on the SEC website at www.sec.gov. Alternatively, the Trust will arrange to send you the prospectus if you request it by calling toll-free 1-800-474-2737.

The iShares® S&P GSCI® Commodity-Indexed Trust (the "Trust") is a commodity pool, as defined in the Commodity Exchange Act and the applicable regulations of the Commodity Futures Trading Commission, or "CFTC," and is operated by its "Sponsor," iShares® Delaware Trust Sponsor LLC, a commodity pool operator registered with the CFTC. BlackRock Fund Advisors or "BFA," is an indirect subsidiary of BlackRock, Inc. that serves as the commodity trading advisor, or the "Advisor," of the Trust and is registered with the CFTC. BlackRock Investments, LLC ("BRIL"), a broker-dealer and Financial Industry Regulatory Authority ("FINRA") member, provides promotional support to the Trust. BlackRock Institutional Trust Company, N.A. ("BTC"), a national banking association, is the Trustee of the Trust. BFA, BRIL and BTC are affiliates of BlackRock, Inc. (together with its affiliates, "BlackRock"). **The Trust is not an investment company registered under the Investment Company Act, as amended. Shares of the Trust are not subject to the same regulatory requirements as mutual funds.**

Investments in shares of the Trust are speculative and involve a high degree of risk. You could lose all or a substantial portion of your investment in the shares of the Trust. Before making an investment decision, you should carefully consider the risk factors and other information included in the prospectus. The value of the shares of the Trust, which seeks to track the S&P GSCI® Total Return Index ("Index"), depends on the value of the Index Futures (as such term is defined below) and cash or other collateral assets used to satisfy applicable margin requirements for those Index Future positions. Index Futures are exchange-traded index future contracts on the S&P GSCI-ER, and may include contracts of different terms and expirations over time. **Commodities markets have historically been extremely volatile. The trading of commodity futures contracts may be illiquid. In addition, suspensions or disruptions of market trading in the commodities markets and related futures markets may adversely affect the value of your Shares.** Shares may outperform or underperform the Index.

The price you receive upon the sale of your shares may be less than their NAV. The NAV will fluctuate with changes in the market value of the Trust's assets, and market supply and demand. Brokerage commissions and fees will reduce returns.

Although shares of the Trust may be bought or sold on the exchange through any brokerage account, shares of the Trust are not redeemable from the Trust except in one or more blocks of 50,000 units called Baskets. Only institutions that become Authorized Participants may purchase or redeem Baskets.

Shares of the Trust may not provide the anticipated benefits of diversification from other asset classes. The lack of an active trading market for the shares may result in losses on your investment at the time of disposition of your shares. Diversification may not protect against market risk.

The Trust issues shares representing fractional undivided beneficial interests in its net assets. Please note that, since the shares of the Trust are expected to reflect the price of commodities, as described more fully in the prospectus, held by the Trust, the market price of the shares will be as unpredictable as the price of those commodities have historically been.

The price received upon the sale of shares of the Trust, which trade at market price, may be more or less than the value of the commodities represented by them. If an investor sells the shares at a time when no active market for them exists, such lack of an active market will most likely adversely affect the price received for the shares. For a more complete discussion of risk factors relative to the Trust, carefully read the prospectus.

Following an investment in the Trust, several factors may have the effect of causing a decline in the prices of the commodities and a corresponding decline in the price of the shares. Among them: (i) a change in economic conditions, such as a recession, can adversely affect the price of the commodities. These commodities are used in a wide range of industrial applications, and an economic downturn could have a negative impact on its demand and, consequently, its price and the price of the Trust; (ii) a significant change in the attitude of speculators and investors towards the commodities. Should the speculative community take a negative view towards the commodities, a decline in world commodities prices could occur, negatively impacting the price of the Trust; (iii) a significant increase in the commodity price hedging activity by commodities producers.

The Trust is not sponsored, endorsed, sold or promoted by Standard & Poor's or its affiliates. Neither Standard & Poor's, nor its affiliates, make any representation regarding the advisability of investing in the Trust.

Index returns are for illustrative purposes only. Index performance returns do not reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an index. Past performance does not guarantee future results.

Certain sectors and markets perform exceptionally well based on current market conditions and iShares Funds can benefit from that performance. Achieving such exceptional returns involves the risk of volatility and investors should not expect that such results will be repeated.

Options involve risk and are not suitable for all investors. Prior to buying or selling an option, a person must receive a copy of Characteristics and Risks of Standardized Options. Copies of this document may be obtained from your broker, from any exchange on which options are traded or by contacting The Options Clearing Corporation, One North Wacker Dr., Suite 500, Chicago, IL 60606 (1-888-678-4667). The document contains information on options issued by The Options Clearing Corporation. The document discusses exchange traded options issued by The Options Clearing Corporation and is intended for educational purposes. No statement in the document should be construed as a recommendation to buy or sell a security or to provide investment advice. If you need further information, please feel free to call the Options Industry Council Helpline. They will be able to provide you with balanced options education and tools to assist you with your iShares options questions and trading. The Options Industry Council Helpline phone number is 1-888-Options (1-888-678-4667) and their website is www.888options.com.

iS-11936

All Documents | Download | Print

iShares S&P GSCI Commodity-Indexed Trust

GSG

$32.68 -0.12 -0.36% YTD : 1.58%

NAV as of 07-Apr-2014
52wk Range: 30.22 - 34.05

Total Return as of 07-Apr-2014

Fact Sheet | Prospectus | Periodic SEC Reports

WHY GSG?

1. Exposure to a broad range of commodities

2. Convenient access to energy, industrial and precious metals, agricultural, and livestock markets

3. Use to diversify your portfolio and to express a view on commodities

INVESTMENT OBJECTIVE

The iShares S&P GSCI Commodity-Indexed Trust (the 'Trust') seeks to track the results of a fully collateralized investement in futures contracts on an index composed of a diversified group of commodities futures.

The iShares S&P GSCI Commodity-Indexed Trust is not a standard ETF. The Trust is not an investment company registered under the Investment Company Act of 1940. Shares of the Trust are not subject to the same regulatory requirements as mutual funds. **Investments in shares of the Trust are speculative and involve a high degree of risk. Before making an investment decision, you should carefully consider the risk factors and other information included in the prospectus.**

PERFORMANCE

Chart | Returns | Premium/Discount

Growth of Hypothetical $10,000 | **Historical NAVs & Prices**

YTD 6M 1Y 3Y 5Y 10Y All   From Jul 10, 2006 To Apr 7, 2014


50%
25%
0%
-25%
-50%
-75%
Jan 2007
Jan 2008
Jan 2009
Jan 2010
Jan 2011
Jan 2012
Jan 2013
Jan 2014

Historical NAVs | Historical Prices

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investor's shares, when sold or redeemed, may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. Standardized performance and performance data current to the most recent month end may be obtained by clicking the "Returns" tab above.

KEY FACTS

Net Assets	$1,073,558,529
Inception Date	Jul 10, 2006
Exchange	NYSE Arca
Asset Class	Commodities
Benchmark Index	S&P GSCI® Total Return
Shares Outstanding	32,850,000
Number of Holdings as of 07-Apr-2014	12
CUSIP	46428R107
Price as of 07-Apr-2014	32.67
20 Day Avg. Volume	43,299
Premium/Discount as of 07-Apr-2014	-0.06%
Options Available	Yes
Management Fee	0.75%

PORTFOLIO CHARACTERISTICS

Beta as of 31-Mar-2014	0.05

HOLDINGS

Top 10 Holdings | All Holdings

as of 07-Apr-2014   Custom Columns

Ticker	Weight (%)	Market Value	Sector	Country
TBILL TREASURY BILL	31.57	$338,968,096	-	United States
TBILL TREASURY BILL	15.55	$166,986,074	-	United States
TBILL TREASURY BILL	11.18	$119,992,945	-	United States
TBILL TREASURY BILL	11.08	$118,990,981	-	United States
TBILL TREASURY BILL	6.99	$74,996,388	-	United States

1 to 5 of 10   1 2 Show All

Download Holdings

Holdings are subject to change.

MORE PRODUCTS

Related | Recently Viewed

- IDV — iShares International Select Dividend ETF
- HDV — iShares High Dividend ETF
- ACWI — iShares MSCI ACWI ETF
- BKF — iShares MSCI BRIC ETF
- FM — iShares MSCI Frontier 100 ETF

The iShares® S&P GSCI® Commodity-Indexed Trust (the "Trust") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents the Trust has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iShares.com or EDGAR on the SEC website at www.sec.gov. Alternatively, the Trust will arrange to send you the prospectus if you request it by calling toll-free 1-800-474-2737.

The iShares® S&P GSCI® Commodity-Indexed Trust (the "Trust") is a commodity pool, as defined in the Commodity Exchange Act and the applicable regulations of the Commodity Futures Trading Commission, or "CFTC," and is operated by its "Sponsor," iShares® Delaware Trust Sponsor LLC, a commodity pool operator registered with the CFTC. BlackRock Fund Advisors or "BFA," is an indirect subsidiary of BlackRock, Inc. that serves as the commodity trading advisor, or the "Advisor," of the Trust and is registered with the CFTC. BlackRock Investments, LLC ("BRIL"), a broker-dealer and Financial Industry Regulatory Authority ("FINRA") member, provides promotional support to the Trust. BlackRock Institutional Trust Company, N.A. ("BTC"), a national banking association, is the Trustee of the Trust. BFA, BRIL and BTC are affiliates of BlackRock, Inc. (together with its affiliates, "BlackRock"). **The Trust is not an investment company registered under the Investment Company Act, as amended. Shares of the Trust are not subject to the same regulatory requirements as mutual funds.**

Investments in shares of the Trust are speculative and involve a high degree of risk. You could lose all or a substantial portion of your investment in the shares of the Trust. Before making an investment decision, you should carefully consider the risk factors and other information included in the prospectus. The value of the shares of the Trust, which seeks to track the S&P GSCI® Total Return Index ("Index"), depends on the value of the Index Futures (as such term is defined below) and cash or other collateral assets used to satisfy applicable margin requirements for those Index Future positions. Index Futures are exchange-traded index future contracts on the S&P GSCI-ER, and may include contracts of different terms and expirations over time. **Commodities markets have historically been extremely volatile. The trading of commodity futures contracts may be illiquid. In addition, suspensions or disruptions of market trading in the commodities markets and related futures markets may adversely affect the value of your Shares.** Shares may outperform or underperform the Index.

The price you receive upon the sale of your shares may be less than their NAV. The NAV will fluctuate with changes in the market value of the Trust's assets, and market supply and demand. Brokerage commissions and fees will reduce returns.

Although shares of the Trust may be bought or sold on the exchange through any brokerage account, shares of the Trust are not redeemable from the Trust except in one or more blocks of 50,000 units called Baskets. Only institutions that become Authorized Participants may purchase or redeem Baskets.

Shares of the Trust may not provide the anticipated benefits of diversification from other asset classes. The lack of an active trading market for the shares may result in losses on your investment at the time of disposition of your shares. Diversification may not protect against market risk.

The Trust issues shares representing fractional undivided beneficial interests in its net assets. Please note that, since the shares of the Trust are expected to reflect the price of commodities, as described more fully in the prospectus, held by the Trust, the market price of the shares will be as unpredictable as the price of those commodities have historically been.

The price received upon the sale of shares of the Trust, which trade at market price, may be more or less than the value of the commodities represented by them. If an investor sells the shares at a time when no active market for them exists, such lack of an active market will most likely adversely affect the price received for the shares. For a more complete discussion of risk factors relative to the Trust, carefully read the prospectus.

Following an investment in the Trust, several factors may have the effect of causing a decline in the prices of the commodities and a corresponding decline in the price of the shares. Among them: (i) a change in economic conditions, such as a recession, can adversely affect the price of the commodities. These commodities are used in a wide range of industrial applications, and an economic downturn could have a negative impact on its demand and, consequently, its price and the price of the Trust; (ii) a significant change in the attitude of speculators and investors towards the commodities. Should the speculative community take a negative view towards the commodities, a decline in world commodities prices could occur, negatively impacting the price of the Trust; (iii) a significant increase in the commodity price hedging activity by commodities producers.

The Trust is not sponsored, endorsed, sold or promoted by Standard & Poor's or its affiliates. Neither Standard & Poor's, nor its affiliates, make any representation regarding the advisability of investing in the Trust.

Index returns are for illustrative purposes only. Index performance returns do not reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an index. Past performance does not guarantee future results.

Certain sectors and markets perform exceptionally well based on current market conditions and iShares Funds can benefit from that performance. Achieving such exceptional returns involves the risk of volatility and investors should not expect that such results will be repeated.

Options involve risk and are not suitable for all investors. Prior to buying or selling an option, a person must receive a copy of Characteristics and Risks of Standardized Options. Copies of this document may be obtained from your broker, from any exchange on which options are traded or by contacting The Options Clearing Corporation, One North Wacker Dr., Suite 500, Chicago, IL 60606 (1-888-678-4667). The document contains information on options issued by The Options Clearing Corporation. The document discusses exchange traded options issued by The Options Clearing Corporation and is intended for educational purposes. No statement in the document should be construed as a recommendation to buy or sell a security or to provide investment advice. If you need further information, please feel free to call the Options Industry Council Helpline. They will be able to provide you with balanced options education and tools to assist you with your iShares options questions and trading. The Options Industry Council Helpline phone number is 1-888-Options (1-888-678-4667) and their website is www.888options.com.

iS-11936

All Documents | Download | Print

iShares S&P GSCI Commodity-Indexed Trust

GSG

$32.68 -0.12 -0.36%
NAV as of 07-Apr-2014
52wk Range: 30.22 - 34.05

YTD : 1.58%
Total Return as of 07-Apr-2014

Fact Sheet | Prospectus
Periodic SEC Reports

WHY GSG?

1. Exposure to a broad range of commodities
2. Convenient access to energy, industrial and precious metals, agricultural, and livestock markets
3. Use to diversify your portfolio and to express a view on commodities

INVESTMENT OBJECTIVE

The iShares S&P GSCI Commodity-Indexed Trust (the 'Trust') seeks to track the results of a fully collateralized investment in futures contracts on an index composed of a diversified group of commodities futures.

The iShares S&P GSCI Commodity-Indexed Trust is not a standard ETF. The Trust is not an investment company registered under the Investment Company Act of 1940. Shares of the Trust are not subject to the same regulatory requirements as mutual funds. **Investments in shares of the Trust are speculative and involve a high degree of risk. Before making an investment decision, you should carefully consider the risk factors and other information included in the prospectus.**

PERFORMANCE

Chart | Returns | Premium/Discount

as of 03/31/2014

Average Annual | Cumulative | Calendar Year

	1y	3y	5y	10y	Incept.
Total Return (%)	0.18	-4.27	5.62	-	-5.01
Market Price (%)	0.21	-4.07	5.59	-	-5.02
Benchmark (%)	1.13	-3.40	6.85	0.04	-4.21
After Tax Pre-Liq. (%)	-	-	-	-	-
After Tax Post-Liq. (%)	-	-	-	-	-
Standard Deviation (%)	11.13	17.34	17.97	-	-

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investor's shares, when sold or redeemed, may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted.

KEY FACTS

Net Assets	$1,073,558,529
Inception Date	Jul 10, 2006
Exchange	NYSE Arca
Asset Class	Commodities
Benchmark Index	S&P GSCI® Total Return
Shares Outstanding	32,850,000
Number of Holdings as of 07-Apr-2014	12
CUSIP	46428R107
Price as of 07-Apr-2014	32.67
20 Day Avg. Volume	43,299
Premium/Discount as of 07-Apr-2014	-0.06%
Options Available	Yes
Management Fee	0.75%

HOLDINGS

Top 10 Holdings | All Holdings

as of 07-Apr-2014

Filter list by keyword | Custom Columns

Type: Cash

Ticker	Name	Weight (%)	Market Value	Sector	Country
TBILL	TREASURY BILL	31.57	$338,968,096	-	United States
TBILL	TREASURY BILL	15.55	$166,986,074	-	United States
TBILL	TREASURY BILL	11.18	$119,992,945	-	United States
TBILL	TREASURY BILL	11.08	$118,990,981	-	United States
TBILL	TREASURY BILL	6.99	$74,996,388	-	United States
TBILL	TREASURY BILL	4.66	$49,997,250	-	United States
TBILL	TREASURY BILL	4.66	$49,995,260	-	United States
TBILL	TREASURY BILL	4.66	$49,991,052	-	United States
TBILL	TREASURY BILL	4.00	$42,993,239	-	United States
TBILL	TREASURY BILL	1.72	$18,499,593	-	United States
TBILL	TREASURY BILL	1.40	$14,995,267	-	United States
TBILL	TREASURY BILL	0.93	$9,996,089	-	United States

1 to 12 of 12

Download Holdings

Holdings are subject to change.

PORTFOLIO CHARACTERISTICS

Beta as of 31-Mar-2014	0.05

MORE PRODUCTS

Related | Recently Viewed

- IDV — iShares International Select Dividend ETF
- HDV — iShares High Dividend ETF
- ACWI — iShares MSCI ACWI ETF
- BKF — iShares MSCI BRIC ETF
- FM — iShares MSCI Frontier 100 ETF

The iShares® S&P GSCI® Commodity-Indexed Trust (the "Trust") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents the Trust has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iShares.com or EDGAR on the SEC website at www.sec.gov. Alternatively, the Trust will arrange to send you the prospectus if you request it by calling toll-free 1-800-474-2737.

The iShares® S&P GSCI® Commodity-Indexed Trust (the "Trust") is a commodity pool, as defined in the Commodity Exchange Act and the applicable regulations of the Commodity Futures Trading Commission, or "CFTC," and is operated by its "Sponsor," iShares® Delaware Trust Sponsor LLC, a commodity pool operator registered with the CFTC. BlackRock Fund Advisors or "BFA," is an indirect subsidiary of BlackRock, Inc. that serves as the commodity trading advisor, or the "Advisor," of the Trust and is registered with the CFTC. BlackRock Investments, LLC ("BRIL"), a broker-dealer and Financial Industry Regulatory Authority ("FINRA") member, provides promotional support to the Trust. BlackRock Institutional Trust Company, N.A. ("BTC"), a national banking association, is the Trustee of the Trust. BFA, BRIL and BTC are affiliates of BlackRock, Inc. (together with its affiliates, "BlackRock"). **The Trust is not an investment company registered under the Investment Company Act, as amended. Shares of the Trust are not subject to the same regulatory requirements as mutual funds.**

Investments in shares of the Trust are speculative and involve a high degree of risk. You could lose all or a substantial portion of your investment in the shares of the Trust. Before making an investment decision, you should carefully consider the risk factors and other information included in the prospectus. The value of the shares of the Trust, which seeks to track the S&P GSCI® Total Return Index ("Index"), depends on the value of the Index Futures (as such term is defined below) and cash or other collateral assets used to satisfy applicable margin requirements for those Index Future positions. Index Futures are exchange-traded index future contracts on the S&P GSCI-ER, and may include contracts of different terms and expirations over time. **Commodities markets have historically been extremely volatile. The trading of commodity futures contracts may be illiquid. In addition, suspensions or disruptions of market trading in the commodities markets and related futures markets may adversely affect the value of your Shares.** Shares may outperform or underperform the Index.

The price you receive upon the sale of your shares may be less than their NAV. The NAV will fluctuate with changes in the market value of the Trust's assets, and market supply and demand. Brokerage commissions and fees will reduce returns.

Although shares of the Trust may be bought or sold on the exchange through any brokerage account, shares of the Trust are not redeemable from the Trust except in one or more blocks of 50,000 units called Baskets. Only institutions that become Authorized Participants may purchase or redeem Baskets.

Shares of the Trust may not provide the anticipated benefits of diversification from other asset classes. The lack of an active trading market for the shares may result in losses on your investment at the time of disposition of your shares. Diversification may not protect against market risk.

The Trust issues shares representing fractional undivided beneficial interests in its net assets. Please note that, since the shares of the Trust are expected to reflect the price of commodities, as described more fully in the prospectus, held by the Trust, the market price of the shares will be as unpredictable as the price of those commodities have historically been.

The price received upon the sale of shares of the Trust, which trade at market price, may be more or less than the value of the commodities represented by them. If an investor sells the shares at a time when no active market for them exists, such lack of an active market will most likely adversely affect the price received for the shares. For a more complete discussion of risk factors relative to the Trust, carefully read the prospectus.

Following an investment in the Trust, several factors may have the effect of causing a decline in the prices of the commodities and a corresponding decline in the price of the shares. Among them: (i) a change in economic conditions, such as a recession, can adversely affect the price of the commodities. These commodities are used in a wide range of industrial applications, and an economic downturn could have a negative impact on its demand and, consequently, its price and the price of the Trust; (ii) a significant change in the attitude of speculators and investors towards the commodities. Should the speculative community take a negative view towards the commodities, a decline in world commodities prices could occur, negatively impacting the price of the Trust; (iii) a significant increase in the commodity price hedging activity by commodities producers.

The Trust is not sponsored, endorsed, sold or promoted by Standard & Poor's or its affiliates. Neither Standard & Poor's, nor its affiliates, make any representation regarding the advisability of investing in the Trust.

Index returns are for illustrative purposes only. Index performance returns do not reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an index. Past performance does not guarantee future results.

Certain sectors and markets perform exceptionally well based on current market conditions and iShares Funds can benefit from that performance. Achieving such exceptional returns involves the risk of volatility and investors should not expect that such results will be repeated.

Options involve risk and are not suitable for all investors. Prior to buying or selling an option, a person must receive a copy of Characteristics and Risks of Standardized Options. Copies of this document may be obtained from your broker, from any exchange on which options are traded or by contacting The Options Clearing Corporation, One North Wacker Dr., Suite 500, Chicago, IL 60606 (1-888-678-4667). The document contains information on options issued by The Options Clearing Corporation. The document discusses exchange traded options issued by The Options Clearing Corporation and is intended for educational purposes. No statement in the document should be construed as a recommendation to buy or sell a security or to provide investment advice. If you need further information, please feel free to call the Options Industry Council Helpline. They will be able to provide you with balanced options education and tools to assist you with your iShares options questions and trading. The Options Industry Council Helpline phone number is 1-888-Options (1-888-678-4667) and their website is www.888options.com.

iS-11936

All Documents | Download | Print

iShares S&P GSCI Commodity-Indexed Trust

GSG

$32.68 -0.12 -0.36%
NAV as of 07-Apr-2014
52wk Range: 30.22 - 34.05

YTD : 1.58%
Total Return as of 07-Apr-2014

Fact Sheet | Prospectus
Periodic SEC Reports

WHY GSG?

1. Exposure to a broad range of commodities

2. Convenient access to energy, industrial and precious metals, agricultural, and livestock markets

3. Use to diversify your portfolio and to express a view on commodities

INVESTMENT OBJECTIVE

The iShares S&P GSCI Commodity-Indexed Trust (the 'Trust') seeks to track the results of a fully collateralized investement in futures contracts on an index composed of a diversified group of commodities futures.

The iShares S&P GSCI Commodity-Indexed Trust is not a standard ETF. The Trust is not an investment company registered under the Investment Company Act of 1940. Shares of the Trust are not subject to the same regulatory requirements as mutual funds. **Investments in shares of the Trust are speculative and involve a high degree of risk. Before making an investment decision, you should carefully consider the risk factors and other information included in the prospectus.**

PERFORMANCE

Chart | Returns | Premium/Discount

as of 03/31/2014

Average Annual | Cumulative | Calendar Year

	YTD	1m	3m	6m	1y	3y	5y	10y	Incept.
Total Return (%)	2.55	0.03	2.55	1.88	0.18	-12.26	31.43	-	-32.76
Market Price (%)	2.36	-0.09	2.36	1.89	-	-	-	-	-32.84
Benchmark (%)	2.94	0.14	2.94	2.61	1.13	-9.86	39.25	0.40	-28.26
After Tax Pre-Liq. (%)	-	-	-	-	-	-	-	-	-
After Tax Post-Liq. (%)	-	-	-	-	-	-	-	-	-
Standard Deviation (%)	-	-	-	-	3.21	5.01	5.19	-	-

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investor's shares, when sold or redeemed, may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted.

HOLDINGS

Top 10 Holdings | All Holdings

as of 07-Apr-2014

Custom Columns

Ticker	Weight (%)	Market Value	Sector	Country
TBILL TREASURY BILL	31.57	$338,968,096	-	United States
TBILL TREASURY BILL	15.55	$166,986,074	-	United States
TBILL TREASURY BILL	11.18	$119,992,945	-	United States
TBILL TREASURY BILL	11.08	$118,990,981	-	United States
TBILL TREASURY BILL	6.99	$74,996,388	-	United States

1 to 5 of 10

1 2 Show All

Download Holdings

Holdings are subject to change.

KEY FACTS

Net Assets	$1,073,558,529
Inception Date	Jul 10, 2006
Exchange	NYSE Arca
Asset Class	Commodities
Benchmark Index	S&P GSCI ® Total Return
Shares Outstanding	32,850,000
Number of Holdings as of 07-Apr-2014	12
CUSIP	46428R107
Price as of 07-Apr-2014	32.67
20 Day Avg. Volume	43,299
Premium/Discount as of 07-Apr-2014	-0.06%
Options Available	Yes
Management Fee	0.75%

PORTFOLIO CHARACTERISTICS

Beta as of 31-Mar-2014	0.05

MORE PRODUCTS

Related | Recently Viewed

- IDV iShares International Select Dividend ETF
- HDV iShares High Dividend ETF
- ACWI iShares MSCI ACWI ETF
- BKF iShares MSCI BRIC ETF
- FM iShares MSCI Frontier 100 ETF

The iShares® S&P GSCI® Commodity-Indexed Trust (the "Trust") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents the Trust has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iShares.com or EDGAR on the SEC website at www.sec.gov. Alternatively, the Trust will arrange to send you the prospectus if you request it by calling toll-free 1-800-474-2737.

The iShares® S&P GSCI® Commodity-Indexed Trust (the "Trust") is a commodity pool, as defined in the Commodity Exchange Act and the applicable regulations of the Commodity Futures Trading Commission, or "CFTC," and is operated by its "Sponsor," iShares® Delaware Trust Sponsor LLC, a commodity pool operator registered with the CFTC. BlackRock Fund Advisors or "BFA," is an indirect subsidiary of BlackRock, Inc. that serves as the commodity trading advisor, or the "Advisor," of the Trust and is registered with the CFTC. BlackRock Investments, LLC ("BRIL"), a broker-dealer and Financial Industry Regulatory Authority ("FINRA") member, provides promotional support to the Trust. BlackRock Institutional Trust Company, N.A. ("BTC"), a national banking association, is the Trustee of the Trust. BFA, BRIL and BTC are affiliates of BlackRock, Inc. (together with its affiliates, "BlackRock"). **The Trust is not an investment company registered under the Investment Company Act, as amended. Shares of the Trust are not subject to the same regulatory requirements as mutual funds.**

Investments in shares of the Trust are speculative and involve a high degree of risk. You could lose all or a substantial portion of your investment in the shares of the Trust. Before making an investment decision, you should carefully consider the risk factors and other information included in the prospectus. The value of the shares of the Trust, which seeks to track the S&P GSCI® Total Return Index ("Index"), depends on the value of the Index Futures (as such term is defined below) and cash or other collateral assets used to satisfy applicable margin requirements for those Index Future positions. Index Futures are exchange-traded index future contracts on the S&P GSCI-ER, and may include contracts of different terms and expirations over time. **Commodities markets have historically been extremely volatile. The trading of commodity futures contracts may be illiquid. In addition, suspensions or disruptions of market trading in the commodities markets and related futures markets may adversely affect the value of your Shares.** Shares may outperform or underperform the Index.

The price you receive upon the sale of your shares may be less than their NAV. The NAV will fluctuate with changes in the market value of the Trust's assets, and market supply and demand. Brokerage commissions and fees will reduce returns.

Although shares of the Trust may be bought or sold on the exchange through any brokerage account, shares of the Trust are not redeemable from the Trust except in one or more blocks of 50,000 units called Baskets. Only institutions that become Authorized Participants may purchase or redeem Baskets.

Shares of the Trust may not provide the anticipated benefits of diversification from other asset classes. The lack of an active trading market for the shares may result in losses on your investment at the time of disposition of your shares. Diversification may not protect against market risk.

The Trust issues shares representing fractional undivided beneficial interests in its net assets. Please note that, since the shares of the Trust are expected to reflect the price of commodities, as described more fully in the prospectus, held by the Trust, the market price of the shares will be as unpredictable as the price of those commodities have historically been.

The price received upon the sale of shares of the Trust, which trade at market price, may be more or less than the value of the commodities represented by them. If an investor sells the shares at a time when no active market for them exists, such lack of an active market will most likely adversely affect the price received for the shares. For a more complete discussion of risk factors relative to the Trust, carefully read the prospectus.

Following an investment in the Trust, several factors may have the effect of causing a decline in the prices of the commodities and a corresponding decline in the price of the shares. Among them: (i) a change in economic conditions, such as a recession, can adversely affect the price of the commodities. These commodities are used in a wide range of industrial applications, and an economic downturn could have a negative impact on its demand and, consequently, its price and the price of the Trust; (ii) a significant change in the attitude of speculators and investors towards the commodities. Should the speculative community take a negative view towards the commodities, a decline in world commodities prices could occur, negatively impacting the price of the Trust; (iii) a significant increase in the commodity price hedging activity by commodities producers.

The Trust is not sponsored, endorsed, sold or promoted by Standard & Poor's or its affiliates. Neither Standard & Poor's, nor its affiliates, make any representation regarding the advisability of investing in the Trust.

Index returns are for illustrative purposes only. Index performance returns do not reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an index. Past performance does not guarantee future results.

Certain sectors and markets perform exceptionally well based on current market conditions and iShares Funds can benefit from that performance. Achieving such exceptional returns involves the risk of volatility and investors should not expect that such results will be repeated.

Options involve risk and are not suitable for all investors. Prior to buying or selling an option, a person must receive a copy of Characteristics and Risks of Standardized Options. Copies of this document may be obtained from your broker, from any exchange on which options are traded or by contacting The Options Clearing Corporation, One North Wacker Dr., Suite 500, Chicago, IL 60606 (1-888-678-4667). The document contains information on options issued by The Options Clearing Corporation. The document discusses exchange traded options issued by The Options Clearing Corporation and is intended for educational purposes. No statement in the document should be construed as a recommendation to buy or sell a security or to provide investment advice. If you need further information, please feel free to call the Options Industry Council Helpline. They will be able to provide you with balanced options education and tools to assist you with your iShares options questions and trading. The Options Industry Council Helpline phone number is 1-888-Options (1-888-678-4667) and their website is www.888options.com.

iS-11936

All Documents | Download | Print

iShares S&P GSCI Commodity-Indexed Trust

GSG

$32.68 -0.12 -0.36% YTD : 1.58%

NAV as of 07-Apr-2014 | Total Return as of 07-Apr-2014

52wk Range: 30.22 - 34.05

Fact Sheet | Prospectus | Periodic SEC Reports

WHY GSG?

1. Exposure to a broad range of commodities

2. Convenient access to energy, industrial and precious metals, agricultural, and livestock markets

3. Use to diversify your portfolio and to express a view on commodities

INVESTMENT OBJECTIVE

The iShares S&P GSCI Commodity-Indexed Trust (the 'Trust') seeks to track the results of a fully collateralized investement in futures contracts on an index composed of a diversified group of commodities futures.

The iShares S&P GSCI Commodity-Indexed Trust is not a standard ETF. The Trust is not an investment company registered under the Investment Company Act of 1940. Shares of the Trust are not subject to the same regulatory requirements as mutual funds. **Investments in shares of the Trust are speculative and involve a high degree of risk. Before making an investment decision, you should carefully consider the risk factors and other information included in the prospectus.**

PERFORMANCE

Chart | Returns | Premium/Discount

Average Annual | Cumulative | **Calendar Year**

	2009	2010	2011	2012	2013
Total Return (%)	15.12	7.83	-3.25	-0.61	-2.04
Market Price (%)	11.48	7.12	-3.40	-0.64	-1.74
Benchmark (%)	13.48	9.03	-1.18	0.08	-1.22

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investor's shares, when sold or redeemed, may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted.

HOLDINGS

Top 10 Holdings | All Holdings

as of 07-Apr-2014

Custom Columns

Ticker	Weight (%)	Market Value	Sector	Country
TBILL TREASURY BILL	31.57	$338,968,096	-	United States
TBILL TREASURY BILL	15.55	$166,986,074	-	United States
TBILL TREASURY BILL	11.18	$119,992,945	-	United States
TBILL TREASURY BILL	11.08	$118,990,981	-	United States
TBILL TREASURY BILL	6.99	$74,996,388	-	United States

1 to 5 of 10 | 1 2 Show All

Download Holdings

Holdings are subject to change.

KEY FACTS

Net Assets	$1,073,558,529
Inception Date	Jul 10, 2006
Exchange	NYSE Arca
Asset Class	Commodities
Benchmark Index	S&P GSCI ® Total Return
Shares Outstanding	32,850,000
Number of Holdings as of 07-Apr-2014	12
CUSIP	46428R107
Price as of 07-Apr-2014	32.67
20 Day Avg. Volume	43,299
Premium/Discount as of 07-Apr-2014	-0.06%
Options Available	Yes
Management Fee	0.75%

PORTFOLIO CHARACTERISTICS

Beta as of 31-Mar-2014	0.05

The iShares® S&P GSCI® Commodity-Indexed Trust (the "Trust") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents the Trust has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iShares.com or EDGAR on the SEC website at www.sec.gov. Alternatively, the Trust will arrange to send you the prospectus if you request it by calling toll-free 1-800-474-2737.

The iShares® S&P GSCI® Commodity-Indexed Trust (the "Trust") is a commodity pool, as defined in the Commodity Exchange Act and the applicable regulations of the Commodity Futures Trading Commission, or "CFTC," and is operated by its "Sponsor," iShares® Delaware Trust Sponsor LLC, a commodity pool operator registered with the CFTC. BlackRock Fund Advisors or "BFA," is an indirect subsidiary of BlackRock, Inc. that serves as the commodity trading advisor, or the "Advisor," of the Trust and is registered with the CFTC. BlackRock Investments, LLC ("BRIL"), a broker-dealer and Financial Industry Regulatory Authority ("FINRA") member, provides promotional support to the Trust. BlackRock Institutional Trust Company, N.A. ("BTC"), a national banking association, is the Trustee of the Trust. BFA, BRIL and BTC are affiliates of BlackRock, Inc. (together with its affiliates, "BlackRock"). **The Trust is not an investment company registered under the Investment Company Act, as amended. Shares of the Trust are not subject to the same regulatory requirements as mutual funds.**

Investments in shares of the Trust are speculative and involve a high degree of risk. You could lose all or a substantial portion of your investment in the shares of the Trust. Before making an investment decision, you should carefully consider the risk factors and other information included in the prospectus. The value of the shares of the Trust, which seeks to track the S&P GSCI® Total Return Index ("Index"), depends on the value of the Index Futures (as such term is defined below) and cash or other collateral assets used to satisfy applicable margin requirements for those Index Future positions. Index Futures are exchange-traded index future contracts on the S&P GSCI-ER, and may include contracts of different terms and expirations over time. **Commodities markets have historically been extremely volatile. The trading of commodity futures contracts may be illiquid. In addition, suspensions or disruptions of market trading in the commodities markets and related futures markets may adversely affect the value of your Shares.** Shares may outperform or underperform the Index.

The price you receive upon the sale of your shares may be less than their NAV. The NAV will fluctuate with changes in the market value of the Trust's assets, and market supply and demand. Brokerage commissions and fees will reduce returns.

Although shares of the Trust may be bought or sold on the exchange through any brokerage account, shares of the Trust are not redeemable from the Trust except in one or more blocks of 50,000 units called Baskets. Only institutions that become Authorized Participants may purchase or redeem Baskets.

Shares of the Trust may not provide the anticipated benefits of diversification from other asset classes. The lack of an active trading market for the shares may result in losses on your investment at the time of disposition of your shares. Diversification may not protect against market risk.

The Trust issues shares representing fractional undivided beneficial interests in its net assets. Please note that, since the shares of the Trust are expected to reflect the price of commodities, as described more fully in the prospectus, held by the Trust, the market price of the shares will be as unpredictable as the price of those commodities have historically been.

The price received upon the sale of shares of the Trust, which trade at market price, may be more or less than the value of the commodities represented by them. If an investor sells the shares at a time when no active market for them exists, such lack of an active market will most likely adversely affect the price received for the shares. For a more complete discussion of risk factors relative to the Trust, carefully read the prospectus.

Following an investment in the Trust, several factors may have the effect of causing a decline in the prices of the commodities and a corresponding decline in the price of the shares. Among them: (i) a change in economic conditions, such as a recession, can adversely affect the price of the commodities. These commodities are used in a wide range of industrial applications, and an economic downturn could have a negative impact on its demand and, consequently, its price and the price of the Trust; (ii) a significant change in the attitude of speculators and investors towards the commodities. Should the speculative community take a negative view towards the commodities, a decline in world commodities prices could occur, negatively impacting the price of the Trust; (iii) a significant increase in the commodity price hedging activity by commodities producers.

The Trust is not sponsored, endorsed, sold or promoted by Standard & Poor's or its affiliates. Neither Standard & Poor's, nor its affiliates, make any representation regarding the advisability of investing in the Trust.

Index returns are for illustrative purposes only. Index performance returns do not reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an index. Past performance does not guarantee future results.

Certain sectors and markets perform exceptionally well based on current market conditions and iShares Funds can benefit from that performance. Achieving such exceptional returns involves the risk of volatility and investors should not expect that such results will be repeated.

Options involve risk and are not suitable for all investors. Prior to buying or selling an option, a person must receive a copy of Characteristics and Risks of Standardized Options. Copies of this document may be obtained from your broker, from any exchange on which options are traded or by contacting The Options Clearing Corporation, One North Wacker Dr., Suite 500, Chicago, IL 60606 (1-888-678-4667). The document contains information on options issued by The Options Clearing Corporation. The document discusses exchange traded options issued by The Options Clearing Corporation and is intended for educational purposes. No statement in the document should be construed as a recommendation to buy or sell a security or to provide investment advice. If you need further information, please feel free to call the Options Industry Council Helpline. They will be able to provide you with balanced options education and tools to assist you with your iShares options questions and trading. The Options Industry Council Helpline phone number is 1-888-Options (1-888-678-4667) and their website is www.888options.com.

iS-11936

All Documents | Download | Print

iShares S&P GSCI Commodity-Indexed Trust

GSG

$32.68 -0.12 -0.36% YTD : 1.58%

NAV as of 07-Apr-2014 | Total Return as of 07-Apr-2014

52wk Range: 30.22 - 34.05

Fact Sheet | Prospectus | Periodic SEC Reports

WHY GSG?

1. Exposure to a broad range of commodities

2. Convenient access to energy, industrial and precious metals, agricultural, and livestock markets

3. Use to diversify your portfolio and to express a view on commodities

INVESTMENT OBJECTIVE

The iShares S&P GSCI Commodity-Indexed Trust (the 'Trust') seeks to track the results of a fully collateralized investement in futures contracts on an index composed of a diversified group of commodities futures.

The iShares S&P GSCI Commodity-Indexed Trust is not a standard ETF. The Trust is not an investment company registered under the Investment Company Act of 1940. Shares of the Trust are not subject to the same regulatory requirements as mutual funds. **Investments in shares of the Trust are speculative and involve a high degree of risk. Before making an investment decision, you should carefully consider the risk factors and other information included in the prospectus.**

PERFORMANCE

Chart | Returns | Premium/Discount

$32.67	$32.68	$32.66	-0.06%	29,576
CLOSING PRICE	NAV	MID-POINT	PREMIUM / DISCOUNT	DAILY VOLUME
as of 07-Apr-2014	as of 07-Apr-2014	as of 07-Apr-2014	as of 07-Apr-2014	as of 07-Apr-2014

Greatest Premium Feb 18, 2014	4.20%
Greatest Discount Jan 2, 2014	-0.51%
Days ± 0.5% of NAV	59
Percent ± 0.5% of NAV	96.72%

Select a Quarter: Jan-Mar,2014

Number of Days At:

Premium	10
NAV	1
Discount	50


Premium/Discount
# of Days
4.0% : 4.5%
1
0.0% : 0.5%
10
-0.5% : 0.0%
49
-1.0% : -0.5%
1

Chart Description

Why is there a difference between NAV and Closing Price?

Possible Timing Discrepancies

KEY FACTS

Net Assets	$1,073,558,529
Inception Date	Jul 10, 2006
Exchange	NYSE Arca
Asset Class	Commodities
Benchmark Index	S&P GSCI ® Total Return
Shares Outstanding	32,850,000
Number of Holdings as of 07-Apr-2014	12
CUSIP	46428R107
Price as of 07-Apr-2014	32.67
20 Day Avg. Volume	43,299
Premium/Discount as of 07-Apr-2014	-0.06%
Options Available	Yes
Management Fee	0.75%

PORTFOLIO CHARACTERISTICS

Beta as of 31-Mar-2014	0.05

HOLDINGS

Top 10 Holdings | All Holdings

as of 07-Apr-2014

Custom Columns

Ticker	Weight (%)	Market Value	Sector	Country
TBILL TREASURY BILL	31.57	$338,968,096	-	United States
TBILL TREASURY BILL	15.55	$166,986,074	-	United States
TBILL TREASURY BILL	11.18	$119,992,945	-	United States
TBILL TREASURY BILL	11.08	$118,990,981	-	United States
TBILL TREASURY BILL	6.99	$74,996,388	-	United States

1 to 5 of 10 | 1 2 | Show All

Download Holdings

Holdings are subject to change.

MORE PRODUCTS

Related | Recently Viewed

- IDV iShares International Select Dividend ETF
- HDV iShares High Dividend ETF
- ACWI iShares MSCI ACWI ETF
- BKF iShares MSCI BRIC ETF
- FM iShares MSCI Frontier 100 ETF

The iShares® S&P GSCI® Commodity-Indexed Trust (the "Trust") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents the Trust has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iShares.com or EDGAR on the SEC website at www.sec.gov. Alternatively, the Trust will arrange to send you the prospectus if you request it by calling toll-free 1-800-474-2737.

The iShares® S&P GSCI® Commodity-Indexed Trust (the "Trust") is a commodity pool, as defined in the Commodity Exchange Act and the applicable regulations of the Commodity Futures Trading Commission, or "CFTC," and is operated by its "Sponsor," iShares® Delaware Trust Sponsor LLC, a commodity pool operator registered with the CFTC. BlackRock Fund Advisors or "BFA," is an indirect subsidiary of BlackRock, Inc. that serves as the commodity trading advisor, or the "Advisor," of the Trust and is registered with the CFTC. BlackRock Investments, LLC ("BRIL"), a broker-dealer and Financial Industry Regulatory Authority ("FINRA") member, provides promotional support to the Trust. BlackRock Institutional Trust Company, N.A. ("BTC"), a national banking association, is the Trustee of the Trust. BFA, BRIL and BTC are affiliates of BlackRock, Inc. (together with its affiliates, "BlackRock"). **The Trust is not an investment company registered under the Investment Company Act, as amended. Shares of the Trust are not subject to the same regulatory requirements as mutual funds.**

Investments in shares of the Trust are speculative and involve a high degree of risk. You could lose all or a substantial portion of your investment in the shares of the Trust. Before making an investment decision, you should carefully consider the risk factors and other information included in the prospectus. The value of the shares of the Trust, which seeks to track the S&P GSCI® Total Return Index ("Index"), depends on the value of the Index Futures (as such term is defined below) and cash or other collateral assets used to satisfy applicable margin requirements for those Index Future positions. Index Futures are exchange-traded index future contracts on the S&P GSCI-ER, and may include contracts of different terms and expirations over time. **Commodities markets have historically been extremely volatile. The trading of commodity futures contracts may be illiquid. In addition, suspensions or disruptions of market trading in the commodities markets and related futures markets may adversely affect the value of your Shares.** Shares may outperform or underperform the Index.

The price you receive upon the sale of your shares may be less than their NAV. The NAV will fluctuate with changes in the market value of the Trust's assets, and market supply and demand. Brokerage commissions and fees will reduce returns.

Although shares of the Trust may be bought or sold on the exchange through any brokerage account, shares of the Trust are not redeemable from the Trust except in one or more blocks of 50,000 units called Baskets. Only institutions that become Authorized Participants may purchase or redeem Baskets.

Shares of the Trust may not provide the anticipated benefits of diversification from other asset classes. The lack of an active trading market for the shares may result in losses on your investment at the time of disposition of your shares. Diversification may not protect against market risk.

The Trust issues shares representing fractional undivided beneficial interests in its net assets. Please note that, since the shares of the Trust are expected to reflect the price of commodities, as described more fully in the prospectus, held by the Trust, the market price of the shares will be as unpredictable as the price of those commodities have historically been.

The price received upon the sale of shares of the Trust, which trade at market price, may be more or less than the value of the commodities represented by them. If an investor sells the shares at a time when no active market for them exists, such lack of an active market will most likely adversely affect the price received for the shares. For a more complete discussion of risk factors relative to the Trust, carefully read the prospectus.

Following an investment in the Trust, several factors may have the effect of causing a decline in the prices of the commodities and a corresponding decline in the price of the shares. Among them: (i) a change in economic conditions, such as a recession, can adversely affect the price of the commodities. These commodities are used in a wide range of industrial applications, and an economic downturn could have a negative impact on its demand and, consequently, its price and the price of the Trust; (ii) a significant change in the attitude of speculators and investors towards the commodities. Should the speculative community take a negative view towards the commodities, a decline in world commodities prices could occur, negatively impacting the price of the Trust; (iii) a significant increase in the commodity price hedging activity by commodities producers.

The Trust is not sponsored, endorsed, sold or promoted by Standard & Poor's or its affiliates. Neither Standard & Poor's, nor its affiliates, make any representation regarding the advisability of investing in the Trust.

Index returns are for illustrative purposes only. Index performance returns do not reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an index. Past performance does not guarantee future results.

Certain sectors and markets perform exceptionally well based on current market conditions and iShares Funds can benefit from that performance. Achieving such exceptional returns involves the risk of volatility and investors should not expect that such results will be repeated.

Options involve risk and are not suitable for all investors. Prior to buying or selling an option, a person must receive a copy of Characteristics and Risks of Standardized Options. Copies of this document may be obtained from your broker, from any exchange on which options are traded or by contacting The Options Clearing Corporation, One North Wacker Dr., Suite 500, Chicago, IL 60606 (1-888-678-4667). The document contains information on options issued by The Options Clearing Corporation. The document discusses exchange traded options issued by The Options Clearing Corporation and is intended for educational purposes. No statement in the document should be construed as a recommendation to buy or sell a security or to provide investment advice. If you need further information, please feel free to call the Options Industry Council Helpline. They will be able to provide you with balanced options education and tools to assist you with your iShares options questions and trading. The Options Industry Council Helpline phone number is 1-888-Options (1-888-678-4667) and their website is www.888options.com.

iS-11936